Exhibit 99.1

Nautilus, Inc. Expands Board of Directors

VANCOUVER, Wash., April 4, 2012 — Fitness company Nautilus, Inc. (NYSE:NLS) today announced that Anne G. Saunders has been appointed to its Board of Directors effective April 2, 2012.

“We are very pleased to have Anne join our Board of Directors,” stated M. Carl Johnson, III, Chairman of Nautilus, Inc. “Her strong background in marketing, building brands, and understanding the consumer marketplace will provide additional expertise to continue our growth with current and new product lines in the Retail and Direct channels.”

Most recently Ms. Saunders was Executive Vice President and Chief Marketing Officer for Knowledge Universe, a privately held early education company with over 1600 schools nationwide. Prior to that, Ms. Saunders was Senior Vice President, Consumer Bank Executive and Senior Vice President, Brand Executive for Bank of America. Between 2001 and 2007, Ms. Saunders held a variety of positions with Starbucks Coffee Co., including Senior Vice President Global Brand, during that company’s period of rapid domestic and international growth. Ms. Saunders has also held executive and senior management positions with eSociety, a B2B e-commerce company, AT&T Wireless, and Young & Rubicam. Additionally, Ms. Saunders previously served as a director of Blue Nile, Inc. She received a BA from Northwestern University and a MBA from Fordham University.

“I look forward to joining Nautilus’ Board at this exciting time in the Company’s evolution,” said Ms. Saunders. “The health and fitness industry has long-term growth prospects, and the Company’s premium fitness brands offer a unique opportunity to capitalize on that growth.”

About Nautilus, Inc.

Headquartered in Vancouver, Washington, Nautilus, Inc. (NYSE: NLS) is a global fitness products company providing innovative, quality solutions to help people achieve a healthy lifestyle. With a brand portfolio including Nautilus®, Bowflex®, TreadClimber® ,Schwinn®, Schwinn FitnessTM, Universal® and CoreBody ReformerTM, Nautilus markets innovative fitness products through Direct and Retail channels. Websites: www.nautilusinc.com, www.bowflex.com, www.treadclimber.com and www.corebody.com.

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company’s future growth opportunities and anticipated or possible improvements in results of operations. Factors that could cause Nautilus, Inc.’s actual results to differ materially from these forward-looking statements include our ability to acquire inventory from sole source foreign manufacturers at acceptable costs, within timely delivery schedules and that meet our quality control standards, availability and price of media time consistent with our cost and audience profile parameters, a decline in consumer spending due to unfavorable economic conditions, an adverse change in the availability of credit for our customers who finance their purchases, our ability to pass along vendor raw material price increases and increased shipping costs, our ability to effectively develop, market and sell future products, our ability to protect our intellectual property, the introduction of competing products, and our ability to get foreign-sourced product through customs in a timely manner. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

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SOURCE: Nautilus, Inc.

Investor Relations Contact:

John Mills, ICR, LLC

Telephone: (310) 954-1105